UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

LEAF Equipment Leasing Income Fund III, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	333-137734	20-5455968
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 S. Poplar Street, Suite 101, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 800-819-5556
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On July 2, 2007, the Registrant, as seller, and its wholly- owned subsidiary, LEAF III A SPE, LLC, as borrower, entered into a Secured Loan Agreement with Zane Funding, LLC as CP Rate Lender, and Merrill Lynch Bank U.S.A as administrative agent. The Secured Loan Agreement has the effect of providing the Registrant, as parent of the borrower, with advances with an aggregate borrowing limit of $100 million which would increase to $200 million on or before November 30, 2007, collateralized by specific lease receivables and related equipment. Interest on this facility is calculated at either of the CP rate for the applicable CP Rate lender plus 0.80% per annum or at  LIBOR for such accrual period plus 0.80% per annum. To mitigate fluctuations in interest rates the Registrant will enter into interest rate swap agreements to fix the interest rate on this facility at the time of each borrowing. Interest and principal are due monthly as payments are received under the financings. The secured loan is renewable on each 364 day anniversary beginning June 30, 2008 and maturing on June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEAF Equipment Leasing Income Fund III, L.P. By: LEAF Asset Management, LLC, its General Partner

Date: August 27, 2007	By:	/s/ Robert K. Moskovitz
Name: Robert K. Moskovitz
Title: Chief Financial Officer